POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints Jeffrey W. Acre, D. Mark McMillan and Jo Anne Schwendinger, and each of them, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) prepare and execute in the undersigned's name and on the undersigned's behalf, in the undersigned's capacity as a director of II-VI Incorporated (the "Company"), and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
ID, including any amendment thereto, and any other document
necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule of
regulation of the SEC;
(2) do and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete and execute Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "1934 Act") and the rules and regulations thereunder and
Form 144 with respect to the securities of the Company
beneficially owned by the undersigned in accordance with Rule
144 under the Securities Act of 1933, as amended (the
"Securities Act"), including executing any such form or any
amendment thereto on behalf of the undersigned and timely filing any such form with the SEC and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-
fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 2019.
 /s/ Patricia Hatter
Patricia Hatter